Exhibit 21

TSR, INC. AND SUBSIDIARIES

List of Subsidiaries to Report on Form 10-K

Fiscal Year Ended May 31, 2017

Name	State of Incorporation/Formation
TSR Consulting Services, Inc.	New York
Logixtech Solutions, LLC	Delaware
Eurologix S.a.r.l.	Luxembourg